EXHIBIT 10.2

                             SECURED PROMISSORY NOTE


$1,200,000.00                                                   December 6, 2004
                                                                      Orem, Utah


         FOR VALUE RECEIVED, HomeNet Corporation, a Delaware Corporation, whose address is 175 S. Main St., #1240, Salt Lake City, Utah 84111 and HomeNet Communications, Inc., a Washington Corporation, whose address is 5252 N. Edgewood Dr., Suite 310, Provo, Utah 84603 and Home Marketing Group, a Utah corporation (collectively "Borrower"), hereby promises and agrees to pay to the order of The Horn Irrevocable Trust dated July 1 2002, Harrison H. Horn, Trustee, whose address is 2520 N. University Avenue, Suite 50, Provo, Utah 84604, and Vescovo Finance, L.L.C., whose address is 525 W. 880 S., Orem, Utah 84058 (collectively "Lender" or "Holder" in accordance with the terms of a Loan Participation Agreement of even date herewith), in lawful money of the United States of America, without offset or adjustment for any reason, the principal sum of One-Million Two-Hundred Thousand and 00/100 Dollars ($1,200,000.00), together with interest from the date hereof until paid, minus the $204,000 origination fee which will be paid to the Lender upon the funding of this Note. The annual interest rate on the principal balance of this Note is zero percent 0% per annum (the "Base Rate") for 120 days and other fees in connection therewith, all in accordance with the terms and conditions set forth below.

         1. Except pursuant to Paragraph 5 below, interest shall accrue on the outstanding principal balance hereof at the Base Rate.

         2. (a) Borrower shall pay the entire outstanding balance of this Secured Promissory Note (this "Note"), including principal, accrued and unpaid interest and all other fees and charges accrued and unpaid hereunder, no later than 5:00 p.m., Utah time, on the 121st calendar day following the date hereof (as such payment date may be adjusted hereunder pursuant to the following subsections, the "Maturity Date").

                  (b) If any due date for a payment under this Note falls on a day which is not a Business Day (as defined below), then such due date shall be automatically adjusted so that it falls instead on the first Business Day following such scheduled due date. For purposes of the Note, "Business Day' means any day other than Saturday or Sunday or a day on which commercial banks are required or authorized to close in any of (1) New York, New York, or (2) Salt Lake City, Utah.

         3. Borrower may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment.

         4. (a) The occurrence or existence of any of the following events or circumstances shall constitute an "Event of Default' hereunder:

                           (1) Any payment or delivery required by this Note is
not made when due hereunder, or any obligation or covenant undertaken by Borrower hereunder is not performed or observed as and when required hereby,

                           (2) Any representation or warranty made by Borrower
in this Note or any other instrument, agreement, or document delivered by any Borrower or any other party for a Borrower's benefit in connection herewith proves to have been materially false or inaccurate when made; or

                           (3) Any event of default occurs under any instrument
or agreement evidencing, securing or guaranteeing the obligations evidenced by this Note; or

                           (4) Any event of default occurs under any security
agreement, trust deed, or similar document relating to a lien prior to the lien of any instrument described in Paragraph 4(a)(3) above; or

                           (5) Any event of default occurs under any other
indebtedness owing by Borrower to Lender or any of its subsidiaries or affiliates; or

                           (6) Borrower or any guarantor of this Note files a
general assignment for the benefit of creditors, or files for relief under any provision of the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days.

                   (b) Upon the occurrence and during the continuance of any Event of Default, the entire unpaid principal balance and accrued but unpaid interest hereunder shall, at the option of Lender exercised by written notice to Borrower, at once become due and payable. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

         5. In the event Borrower fails to make a payment under this Note on the due date therefor, (a) Borrower agrees to pay Holder a one-time late charge equal to Fifteen Percent (15%) of the amount so unpaid (such late charge constituting liquidated damages in lieu of actual damages and not a penalty), and (b) all amounts owing and past due hereunder, including without limitation principal (whether by acceleration or in due course), interest, late fees, and other charges, shall, if permitted by applicable law, bear interest at the rate of Eighteen Percent (18%) per annum both before and after judgment.

         6. This Note shall be secured by first-position Deeds of Trust with Assignment of Rents encumbering the following properties:

         712 Arrowhead Lane, City of Murray, County of Salt Lake, State of Utah 420 West 4500 South, City of Murray, County of Salt Lake, State of Utah 997 East 3900 South, City of Salt Lake City, County of Salt Lake, State
           of Utah
         2728 Gallivan Loop, City of Park City, County of Summit, State of Utah 8031 North Tuscany Drive, City of Tucson, County of Pima, State of
           Arizona

         7. Borrower shall pay all legal, closing and other costs and fees incurred by Lender in connection with the negotiation, preparation, execution, delivery, filing, and recording, as applicable, of this Note, the security and guaranty documents referred to in Paragraph 6 above, and all other documents or instruments delivered in connection with or relating to the loan evidenced by this Note (the "Loan"). In addition, in the event that any payment under this
Note is not made at the time and in the manner required (whether before or after maturity), Borrower agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by Holder in connection with the enforcement of any of its rights under this Note, including, but not limited to, attorneys' fees and all costs and expenses of collection. Any amount owing by Borrower under this Paragraph and not paid directly or reimbursed by Borrower shall (until so paid or reimbursed) constitute an additional principal obligation hereunder as of the date such obligation arises.

         8. All amounts paid by Borrower in respect of amounts due hereunder shall be applied by Holder in the following order of priority: (a) amounts due and payable, if any, pursuant to Paragraph 7 above, (b) interest and late fees due and payable hereunder, and (c) the outstanding principal balance hereof.

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         9. Borrower, on behalf of itself and all sureties, guarantors, and endorsers hereof, hereby waives presentment for payment, demand, and notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution.

         10. Notwithstanding any other provision contained in this Note or in any instrument given to evidence or secure the obligations evidenced hereby: (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Holder ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

         11. The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Note, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions, or options on any future occasion.

         12. This Note is delivered in the State of Utah and shall be governed by and construed in accordance with the laws of said State, without giving effect to any conflict of laws provisions. This Note shall bind the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

         13. Borrower acknowledges, represents, and warrants to Lender that (a) the terms and conditions of this Note, the documents and agreements referred to in Section 6 above, and any other documents or agreements executed and delivered by Borrower in connection with the Loan (collectively, including without limitation the security and guaranty documents referred to in Paragraph 6 about, the "Loan Documents") are fair and reasonable in light of the risks to Lender in making the Loan, (b) all funds advanced hereunder by Lender are being used by Borrower for business purposes and not for personal, consumer or household purposes, and (c) Borrower owes Lender the entire amount set forth in this Note and that the amount stated as due is correct. Without limiting the generality of the foregoing, Borrower also represents to Lender that the property covered by the trust deed referenced in Section 6 above does not include any occupied residence or any residence that will be occupied during the term of the Loan or such trust deed.

         14. Borrower represents and warrants to Lender that (a) Borrower is a limited liability company duly organized and validly existing in good standing pursuant to the laws of the State of Utah and shall at all times during such time as any obligation remains under this Note maintain its limited liability company existence in good standing and keep current all necessary filings relating thereto, (b) the execution, delivery and performance by Borrower of this Note and the other Loan Documents have been duly authorized by all necessary company action on the part of Borrower and do not and will not contravene or violate any provision of Borrower's charter documents, and the person executing this Note and the other Loan Documents to be executed by Borrower on behalf of the Borrower has been duly authorized to do so, and (c) none of the written statements furnished to Lender by or on behalf of Borrower in connection with the negotiation and consummation of the transactions contemplated by this Note contained, as of the date thereof, any untrue statement of a material fact or omitted, as of the date thereof, a material fact necessary to make the statements contained therein or herein not misleading.

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         15. Borrower hereby agrees to release, indemnify and hold harmless
Lender, its affiliates, and the managers, members, officers, employees, counsel, and agents of any of them, from and against all claims, expenses, or liabilities of any kind which may be incurred by or asserted against any such person or entity in connection with or arising out of this Note and the Loan, the financing of the Loan, the collateral therefor, and any investigation, litigation or proceeding related to any such matters. Under no circumstances shall Lender or any of its affiliates be liable for punitive, exemplary, consequential or indirect damages which may be alleged to result from this Note or the Loan.

         16. Time is of the essence regarding the obligations of Borrower under this Note.

          IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized representative on or as of the day and year first above written.

                                    HomeNet Corporation, a Delaware corporation


                                    By: /s/ Frank J. Gillen
                                       ----------------------------------------
                                    Name: Frank J. Gillen
                                    Title: President
                                    175 S.   Main St., #1240
                                    Salt Lake City, UT 84111
                                    Federal Tax I. D. No.: 86-0560471

                                    HomeNet Communications, Inc.,
                                    a Washington corp.

                                    By: /s/ Kelly Ryan
                                       ----------------------------------------
                                    Name:
                                    Title:   CEO
                                    5252 N. Edgewood Dr., Suite 310
                                    Provo, UT 84603
                                    Federal Tax I.D. No.: 91-2133121

                                    Home Marketing Group, a Utah corporation

                                    By: /s/ Frank Gillen
                                       ----------------------------------------
                                    Name:
                                    Title: President
                                    5252 N. Edgewood Dr., Suite 310
                                    Provo, UT 84603
                                    Federal Tax I.D. No.:

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